Exhibit 99.1

NEWS RELEASE

ICF International Reports First Quarter 2009 Results

Core Business Revenue Up 22 Percent

Fully Diluted EPS Reached $0.38

Record Backlog of $1.2 Billion, Including Macro International

FOR IMMEDIATE RELEASE

Contacts:

Douglas Beck, ICF International, 1.703.934.3820

Lynn Morgen/Betsy Brod, MBS Value Partners, 1.212.750.5800

FAIRFAX, Va. (May 5, 2009)—ICF International, Inc. (NASDAQ:ICFI), a leading provider of consulting services and technology solutions to government and commercial clients, reported results for the quarter ended March 31, 2009.

First Quarter Results and Highlights1

For the first quarter, core business revenue increased 22 percent to $112.3 million, from the $92.3 million reported for last year’s first quarter. Total revenue was $157.9 million and includes revenue of $45.5 million from The Road Home contract, which is scheduled to be completed in June 2009. In last year’s first quarter, total revenue was $175.1 million and included $82.9 million in Road Home contract revenue.

Net income was $5.9 million, or $0.38 per diluted share, and included approximately $1.0 million in expenses ($0.04 per fully diluted share) related to the acquisition of Macro. Net income benefited from a favorable one-time tax benefit of $0.3 million ($0.02 per fully diluted share) attributable to the release of tax valuation allowances and reserves, which reduced the estimated annualized tax rate of 40.5 percent to an effective tax rate of 37.8 percent for the 2009 first quarter. Exclusive of the Macro transaction-related expenses and the one-time tax benefit noted above, net income was $6.2 million, or $0.40 per diluted share.

EBITDA2, adjusted for one-time transaction-related expenses of approximately $1.0 million, was $14.3 million or 9.1 percent of revenue.

[1]	On March 31, 2009, ICF International completed the acquisition of Macro International Inc. (“Macro”). Macro’s operating results are not included in ICF’s First Quarter 2009 Income Statement or Statement of Cash Flow, but are included on ICF’s Balance Sheet at March 31, 2009.
[2]	EBITDA (earnings before interest, taxes, depreciation, and amortization) is a non-generally accepted accounting principles (GAAP) measurement, which adds depreciation and amortization to operating income to derive EBITDA.

For the 2008 first quarter, the Company reported net income of $7.8 million, or $0.51 per diluted share. EBITDA was $17.5 million, or 10 percent of revenue.

First quarter 2009 net income included non-cash stock compensation of $1.7 million, which was comparable to the same quarter last year. The fully diluted weighted average number of shares outstanding for the first quarter of 2009 was 15,572,000, compared to 15,179,000 in last year’s first quarter.

“This was another quarter of strong performance for ICF, marked by core business revenue growth of 22 percent, organic growth of 14 percent, and solid profitability,” said Sudhakar Kesavan, ICF Chairman and Chief Executive Officer. “Demand for ICF’s advisory and implementation services continued to be strong across our major markets. Core business backlog, exclusive of the Macro acquisition, was at a record level at the end of the first quarter, up 33 percent year-over-year and 4 percent sequentially, reflecting important contract wins in the energy, environment, and health markets. With the addition of Macro, total business backlog increased to $1.2 billion.”

Commenting on the acquisition of Macro, Mr. Kesavan said, “As a well-respected advisory, implementation, and evaluation firm serving federal government agencies, Macro is an excellent fit for ICF, adding capabilities, clients, and scale in one of our largest market segments—health, human services, and social programs—which is also one of the most important areas of focus for the Obama administration. This transaction reflects our strategy of acquiring profitable, high-quality firms that provide significant growth potential and cross-selling opportunities in our key markets.”

For 2008, Macro had revenue of approximately $150 million. The cash purchase price of approximately $155 million, subject to a post-closing working capital adjustment, is before the net present value of a tax benefit of approximately $26 million. The purchase was funded by ICF’s existing bank credit line.

Backlog and New Business Awards

Total business backlog increased to $1.2 billion at the end of the 2009 first quarter, inclusive of Macro, which added backlog of $430 million. The funded proportion of the Company’s total backlog was 41 percent.

The total value of contracts awarded in the first quarter of 2009 was $84 million.

Key contracts won in the first quarter included:

•

Environment and Human Health: A new contract with the U.S. Environmental Protection Agency’s (EPA) National Center for Environmental Assessment (NCEA). This five-year agreement, which started in February 2009, is valued at up to $21.0 million. As EPA’s resource center for human health and ecological risk assessment, NCEA serves to bridge the agency’s research and regulatory functions. Under the contract, ICF will support NCEA’s efforts to conduct risk assessments on chemicals, chemical mixtures, microorganisms, and other environmental stressors.

•

Environmental Support: ICF. A recompete four-year contract with a $6 million ceiling with the California Department of Transportation (Caltrans) to provide environmental support services for transportation improvement projects in the Caltrans North Region (Districts 1, 2, and 3). ICF will continue to provide Caltrans with environmental support for its construction project development and implementation work, including monitoring bridge, highway, interchange, and roadway construction for compliance with environmental requirements.

•

Climate Change and Clean Energy: A new indefinite delivery/indefinite quantity (IDIQ) five-year contract with EPA’s Office of Air and Radiation with a ceiling of $11.3 million. ICF will support EPA’s efforts to help state and local governments develop and implement clean energy and climate change policies. ICF will support EPA’s clean energy program activities by providing direct technical assistance to EPA and state and local governments; conducting analyses, studies, and evaluations of the impact of clean energy technologies on air quality, climate change, and human health; and offering communications support.

•

Energy Efficiency Program Support: A two-year recompete contract valued at $2.2 million with the New York State Energy Research and Development Authority to continue work on promoting effective, energy-efficient lighting design within the state. Under the agreement, ICF will help transition the program into a broader-reaching Commercial Lighting Program in order to capture a greater market for lighting upgrades, renovations, and new construction.

•

Transportation and Environmental Communications: Five competitively awarded multi-year task orders valued at nearly $3 million under the Federal Highway Administration’s (FHWA) Environmental Research and Technical Support Contract. Under these task orders, ICF provides support to FHWA’s Office of Environment, Planning, and Realty, including assessing the effectiveness of different wetland mitigation practices along federal highways and implementing marketing and communication strategies. Tasks for FHWA’s National Highway Institute (NHI) include supporting NHI’s complex management information systems.

•

Evaluation of Child Welfare Centers: A new $2.2 million five-year subcontract to provide services to the U.S. Department of Health and Human Services Administration for Children and Families Children’s Bureau to conduct a cross-site evaluation of its Training and Technical Assistance Network. In 2008, the Children’s Bureau embarked on a major initiative to enhance services that promote safety, permanency, and well-being for children. Working with the prime contractor, ICF will evaluate the effectiveness of newly created regional Child Welfare Implementation Centers and National Child Welfare Resources Centers.

•

Air Force Logistics Training: A four-year $4.1 million task order to provide training support to the Air Force Advanced Maintenance and Munitions Officer School (AMMOS) for the U.S. Department of Defense’s Air Force Air Combat Command. Under this new task order, ICF will continue to refine and deliver the AMMOS curriculum.

•

Modeling and Simulation for Defense Logistics: A 10-year omnibus multiple award, (IDIQ) contract (STOC II) from the U.S. Army’s Program Executive Office for Simulation. This contract will allow ICF to support U.S. and coalition service members with a wide range of simulation, training, and instrumentation products and services.

Summary and Outlook

“ICF continues to be well-positioned in key areas of growth in the government, commercial, and international arenas, providing unparalleled domain expertise in such front-burner issues as energy and climate change; environment and infrastructure; health, human services, and social programs;

and homeland security and defense,” Mr. Kesavan said. “Record business backlog provides important visibility, supported by the fact that inclusive of the Macro acquisition, no single contract accounts for more than 2.5 percent of core business revenue.”

For the second quarter of 2009, the Company expects total revenue to range from $175 million to $180 million. Earnings per diluted share are expected to range from $0.30 to $0.33, based on approximately 15,672,000 weighted average shares outstanding and a tax rate of 41.2 percent. Based on current trends and its existing portfolio of business, the Company narrowed its guidance for 2009 of total revenue to $660 million to $680 million, and an organic growth rate around 15 percent compared to 2008 levels. Earnings per diluted share are expected to be in the range of $1.30 to $1.35, based on approximately 15,750,000 million weighted average shares outstanding and an effective annual tax rate of 40.5 percent.

About ICF International

ICF International (NASDAQ:ICFI) partners with government and commercial clients to deliver consulting services and technology solutions in the energy, climate change, environment, transportation, social programs, health, defense, and emergency management markets. The firm combines passion for its work with industry expertise and innovative analytics to produce compelling results throughout the entire program life cycle, from analysis and design through implementation and improvement. Since 1969, ICF has been serving government at all levels, major corporations, and multilateral institutions. More than 3,500 employees serve these clients worldwide. ICF’s Web site is www.icfi.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies and the State of Louisiana; our performance under the State of Louisiana’s Road Home contract; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of our annual report on Form 10-K for the fiscal year ended December 31, 2008 and our other filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.

ICF International, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings (Unaudited)

(in thousands, except per share amounts)

	Three months ended March 31,
	2009	2008
Gross Revenue	$157,862	$175,148
Direct Costs	99,237	120,407
Operating costs and expenses:
Indirect and selling expenses	45,289	37,237
Depreciation and amortization	1,559	1,008
Amortization of intangible assets	1,747	1,775

Total operating costs and expenses	48,595	40,020

Operating Income	10,030	14,721
Interest expense	(735)	(1,210)
Other income	166	(50)

Income before taxes	9,461	13,461
Provision for income taxes	3,579	5,646

Net income	$5,882	$7,815

Earnings per Share:
Basic	$0.39	$0.54

Diluted	$0.38	$0.51

Weighted-average Shares:
Basic	15,079	14,482

Diluted	15,572	15,179

Reconciliation of EBITDA
Operating income	$10,030	$14,721
Depreciation and amortization	3,306	2,783

GAAP EBITDA	13,336	17,504
Transaction related costs	987	—

Adjusted EBITDA	$14,323	$17,504

ICF International, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	March 31, 2009	December 31, 2008
	(Unaudited)
Assets

Current Assets:
Cash and cash equivalents	$2,049	$1,536
Contract receivables, net	184,337	150,778
Prepaid expenses and other	5,270	4,507
Income tax receivable	—	3,530
Restricted cash	2,180	2,180
Deferred income taxes	8,134	4,186

Total current assets	201,970	166,717

Total property and equipment, net	23,457	13,373
Other assets:
Goodwill	299,650	198,724
Other intangible assets, net	42,101	16,844
Restricted cash	1,534	2,078
Other assets	4,257	3,281

Total assets	$572,969	$401,017

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$34,937	$27,740
Accrued expenses	30,970	35,295
Accrued salaries and benefits	33,344	27,405
Income taxes payable	1,642	—
Deferred revenue	14,671	12,352

Total current liabilities	115,564	102,792

Long-term liabilities:
Long-term debt	226,008	80,000
Deferred rent	2,055	2,361
Deferred income taxes	12,571	10,849
Other	5,532	2,098

Total Liabilities	361,730	198,100
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, par value $.001 per share; 5,000,000 shares authorized; none issued	—	—
Common stock, $.001 par value; 70,000,000 shares authorized; 15,189,741 and 15,188,320 issued; and 15,179,094 and 15,106,522 outstanding as of March 31, 2009, and December 31, 2008, respectively	15	15
Additional paid-in capital	121,911	120,550
Treasury stock, at cost	(143)	(1,474)
Accumulated other comprehensive income	(524)	(272)
Stockholder notes receivable	(12)	(12)
Retained earnings	89,992	84,110

Total stockholders’ equity	211,239	202,917

Total liabilities and stockholders’ equity	$572,969	$401,017

ICF International, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three months ended March 31,
	2009	2008
Cash flows from operating activities
Net income	$5,882	$7,815
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,306	2,783
Non-cash compensation	1,714	1,670
Loss on disposal of fixed assets	1	102
Deferred income taxes	(2,226)	(3,244)
Changes in operating assets and liabilities, net of the effect of acquisitions:
Contract receivables, net	3,026	46,733
Prepaid expenses and other	(349)	723
Accounts payable	3,925	(36,801)
Accrued expenses	(8,224)	(6,658)
Accrued salaries and benefits	(2,381)	(11,860)
Deferred revenue	(255)	(2,488)
Income tax payable	5,172	7,750
Deferred rent	(29)	(22)
Other liabilities	(66)	(413)

Net cash provided by operating activities	9,496	6,090

Cash flows from investing activities
Capital expenditures	(702)	(1,236)
Capitalized software development costs	(118)	(63)
Payments for business acquisitions, net of cash acquired	(154,856)	(50,652)

Net cash used in investing activities	(155,676)	(51,951)

Cash flows from financing activities
Advances from working capital facilities	172,418	101,121
Payments on working capital facilities	(26,410)	(55,297)
Restricted cash	544	23
Debt issue costs	(585)	(1,211)
Proceeds from exercise of options	448	455
Tax benefits of stock option exercises	609	607
Net payments proceeds for stockholder issuances and buybacks	(79)	17

Net cash provided by financing activities	146,945	45,715
Effect of Exchange Rate on Cash	(252)	(20)

Net increase (decrease) in cash and cash equivalents	513	(166)
Cash and cash equivalents, beginning of period	1,536	2,733

Cash and cash equivalents, end of period	$2,049	$2,567

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$703	$924

Income taxes	$183	$617